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                                                                    EXHIBIT 23.2

                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of CompDent Corporation on Form S-8 of our reports on American Prepaid Professional Services, Inc. and on APPS Dental, Inc. dated February 4, 1994, appearing in the Annual Report on Form 10-K of CompDent Corporation for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Atlanta, Georgia
September 12, 1996